UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 5, 2020

Cognizant Technology Solutions Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre West
500 Frank W. Burr Blvd.
Teaneck,	New Jersey	07666
(Address of Principal Executive Offices)		(Zip Code)
(201) 801-0233
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	CTSH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 5, 2020, the Board appointed Archana Deskus to the Board to fill a current vacancy, effective immediately. Ms. Deskus will serve until the 2020 annual meeting of stockholders of the Company. The Board determined that Ms. Deskus qualifies as an “independent director” under the rules of The Nasdaq Stock Market, LLC. Ms. Deskus was selected as a director based on her extensive experience as a chief information officer for large multinational corporations and for her experience as a public company director, as summarized below.

Ms. Deskus, 54, currently serves as Senior Vice President and Chief Information Officer (“CIO”) for Intel Corporation, a technology company, a position she has held since January 2020. Prior to Intel, she served as CIO for several other global companies in the technology, industrials, energy and consumer products industries, including Hewlett Packard Enterprise Company, an information technology company (2017 to 2020), Baker Hughes Incorporated, an oilfield services company acquired by General Electric in 2017 (2013 to 2017), Ingersoll Rand Inc., an industrial manufacturing company (2011 to 2012), Timex Group USA, a watch manufacturing company (2006 to 2011) and North America HVAC, part of Carrier Corporation, a heating, air-conditioning and refrigeration solutions company (2003 to 2006). Ms. Deskus currently serves on the board of directors of East West Bancorp, Inc. (Nasdaq: EWBC), the holding company for East West Bank, the largest independent bank in Southern California, a position she has held since 2019 and where she is a member of the Risk Oversight Committee. She also serves on the board of directors of East West Bank. She formerly served as a customer advisory board member for IBM Global Technology Services from 2016 to 2017, as a board member for the Junior Achievement of Southeast Texas from 2014 to 2017 and as an advisory board member for the Data Science Institute of the University of Houston from 2018 to 2020.

Ms. Deskus holds an M.B.A. from Rensselaer Polytechnic Institute, and a B.S. in Business Administration and Management Information Systems from Boston University.

In connection with her appointment, Ms. Deskus will receive compensation for serving on the Board as follows:

•A cash retainer of $22,622 (the pro-rated portion of the $90,000 annual cash retainer amount paid to all directors for service between the 2019 and 2020 annual meetings of stockholders of the Company);
•The grant of a number of restricted stock units equal in value to $52,787 as measured by the closing price of the Company’s Class A Common Stock, par value $0.01 per share on March 5, 2020 (rounded down to the nearest whole share), with such stock grant to vest on March 5, 2021 (such grant being the pro-rated portion of the $210,000 in restricted stock units, based on fair market value on date of grant, granted to all directors for service between the 2019 and 2020 annual meetings of stockholders of the Company); and
•For service on any committee of the Board that Ms. Deskus may be appointed to, $1,500 per meeting (excluding telephonic meetings of 30 minutes or less).
Ms. Deskus has entered into the Company’s standard form of indemnification agreement for directors and officers with the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ Matthew W. Friedrich
Name:	Matthew W. Friedrich
Title:	Executive Vice President, General Counsel and Chief Corporate Affairs Officer

Date: March 9, 2020